July 25, 2007

                                Final For Release
                                   CACHE, INC.
                         NASDAQ COMMON STOCK SYMBOL CACH

                    CACHE REPORTS SECOND QUARTER 2007 RESULTS
  Diluted EPS of $0.08, Includes $0.04 Per Diluted Share Legal Settlement Cost
                  Increases Fiscal 2007 Earnings Guidance Range

     New York, New York - July 25, 2007 - Cache Inc., (NASDAQ: CACH), a specialty chain of women's apparel stores with 294 stores currently open, reported results for the thirteen and twenty-six week periods ended June 30, 2007.

For the 13 week period ended June 30, 2007:

     o Net sales were $71.0 million, basically even with the second quarter of fiscal 2006. The second quarter of fiscal 2006 included $4.6 million in sales for the former Lillie Rubin business. Comparable store sales increased 1%;
     o Operating income was $1.3 million, as compared to $2.1 million in the second quarter of fiscal 2006. Operating income for the second quarter of fiscal 2007 includes legal settlement costs of $1.0 million. Second quarter fiscal 2006 operating income included $5.7 million in exit costs for the Lillie Rubin business and $1.3 million in Lillie Rubin business operating losses;
     o Net income was $1.3 million, or $0.08 per diluted share including $0.04 per diluted share in legal settlement costs. This compares to net income in the fiscal 2006 period of $1.7 million, or $0.10 per diluted share, which includes $0.21 per diluted share in Lillie Rubin business exit costs and $0.05 per diluted share in Lillie Rubin business losses.

For the 26 week period ended June 30, 2007:

     o Net sales were $135.4 million, basically even with the first half of fiscal 2006. The first half of fiscal 2006 included $9.5 million in sales from the former Lillie Rubin business. Comparable store sales increased 1%;
     o Operating income was $801,000 including $1.0 million in legal settlement costs, as compared to $4.4 million in the first half of fiscal 2006, including $5.7 million in exit costs for the Lillie Rubin business and $2.8 million in Lillie Rubin operating losses;
     o Net income was $1.4 million, or $0.09 per diluted share including $0.04 per diluted share in legal settlement costs. This compares to net income in the fiscal 2006 period of $3.4 million, or $0.21 per diluted share, which includes $0.21 per diluted share in exit costs for the Lillie Rubin business and $0.10 per diluted share in Lillie Rubin business losses.

Following quarter end, the Company announced that it completed its acquisition of Adrienne Victoria Designs ("AVD").


     Mr. Brian Woolf, Cache's Chairman, commented: "The second quarter proved difficult for Cache. While meeting the high end of our revised guidance, our earnings were below a year ago, reflecting increased markdowns taken to clear spring and summer sportswear merchandise. We did experience continued sales strength in our dress assortments during the quarter and believe our efforts to re-balance our sportswear assortments toward lifestyle collections will prove positive this fall. We were also very excited to announce and complete the acquisition of Adrienne Victoria Designs, thereby advancing our strategy to become a vertically integrated retailer, while increasing the depth of talent in design, sourcing and production."


     Gross profit in the second quarter was $33.9 million, or 47.8% of net sales, compared to $35.3 million, or 49.2% of net sales, in the second quarter of fiscal 2006. For the first half of fiscal 2007, gross profit was $62.9 million, or 46.5% of net sales, compared to $64.5 million, or 47.6% of net sales, in the first half of fiscal 2006. The decline in gross profit margin for the second quarter and first half of fiscal 2007 can be attributed to higher markdowns, partially offset by improved sourcing costs.

     In total, operating expenses in the quarter were $32.6 million, or 46.0% of net sales, as compared to $33.2 million, or 46.4% of net sales, in the second quarter of 2006. Operating expenses for the second quarter of fiscal 2007 included $2.3 million in increased marketing expenses and $1.0 million in costs associated with the tentative settlement of a legal action related to exempt employees in the state of California. Operating expenses in the second quarter of fiscal 2006 included $5.7 million in costs related to the exit of the Company's Lillie Rubin business. For the first half of fiscal 2007, total operating expenses were $62.1 million, or 45.9% of net sales, compared to $60.1 million, or 44.4% of net sales, in the prior year period. Operating expenses for the first half of fiscal 2007 included $4.0 million in increased marketing expenses and $2.3 million in legal costs. Operating expenses for the first half of fiscal 2006 included $5.7 million in costs associated with the exit of the Company's Lillie Rubin business.

     At June 30, 2007, cash and marketable securities totaled $66.0 million, rising $10.0 million from $56.0 million at July 1, 2006. Inventory was current at $32.2 million, as compared to $30.1 million on July 1, 2006. Average inventory per store increased 5% at quarter end over the prior year period. Working capital increased by $16.8 million to $86.2 million from $69.4 million at July 1, 2006.

     Mr. Woolf continued: "As we look ahead, we are cautiously optimistic. We are experiencing encouraging results within our sportswear category coupled with better focused and higher-impact marketing, which along with the acquisition of AVD, we believe positions Cache for improved performance and sustained growth."

A table summarizing financial results follows:


                                             TWENTY-SIX WEEKS ENDED       THIRTEEN WEEKS ENDED
                                             ----------------------       --------------------
                                             June 30,       July 1,       June 30,     July 1,
                                               2007          2006           2007        2006
                                               ----          ----           ----        ----
                     ($ thousands, except for per share data, share numbers and store numbers)

Net sales                                    $ 135,381     $ 135,503      $  71,027   $  71,682
Operating income before
  Lillie Rubin and legal settlement costs    $   1,816     $  10,020      $   2,291   $   7,716
Lillie Rubin exit costs                      $       0     $   5,662      $       0   $   5,662
Legal settlement costs                       $   1,015     $       0      $   1,000   $       0
Operating income                             $     801     $   4,358      $   1,291   $   2,054
Net income                                   $   1,428     $   3,386      $   1,284   $   1,658
Basic earnings per share                     $    0.09     $    0.21      $    0.08   $    0.11
Diluted earnings per share                   $    0.09     $    0.21      $    0.08   $    0.10
Per share - Lillie Rubin
   exit costs                                $    0.00     $    0.21      $    0.00   $    0.21

Per share - legal costs                      $    0.04     $    0.00      $    0.04   $    0.00

Per share - loss related to
  Lillie Rubin                               $    0.00     $    0.10      $    0.00   $    0.05
Diluted earnings per share-
  excluding exit costs, legal costs
  and loss related to Lillie Rubin           $    0.13     $    0.52      $    0.12   $    0.36

Basic weighted average
  shares outstanding                         16,289,000    15,781,000     16,296,000  15,785,000
Diluted weighted average
  shares outstanding                         16,719,000    16,151,000     16,672,000  16,168,000

Number of stores open
  at end of period                              294           309            294         309



GUIDANCE

     Based on second quarter results, the Company is increasing its guidance range for fiscal 2007 net sales and earnings, while maintaining third and fourth quarter guidance. The Company's guidance takes into account improved sourcing costs, stemming from its acquisition of Adrienne Victoria Designs.

     For the full fiscal 2007 year, the Company currently estimates net sales in the range of $271 million to $275 million, as compared to its previous guidance for net sales in the range of $267 million to $273 million and actual net sales of $279 million in fiscal 2006. Net sales for fiscal 2006 included $13.1 million for the former Lillie Rubin business. Diluted earnings per share for the full fiscal 2007 year are currently estimated in the range of $0.47 to $0.51, as compared to the Company's previous earnings guidance range of $0.47 to $0.49 per diluted share and actual fiscal 2006 diluted earnings per share of $0.51.

     The Company is maintaining its guidance for the third and fourth quarters of fiscal 2007. For the third quarter of fiscal 2007, the Company continues to estimate net sales in the range of $55 million to $57 million, which compares to actual third quarter fiscal 2006 net sales of $59.9 million. Net loss per share for the third quarter of fiscal 2007 continues to be estimated in the range of $(0.06) to $(0.08), as compared to actual third quarter fiscal 2006 diluted earnings per share of $0.04. Last year's third quarter results included $0.04 per diluted share related to certain costs, offset by a $0.09 per diluted share gain from gift card and merchandise credit breakage and $0.07 per diluted share in Lillie Rubin losses partially offset by a $0.01 per diluted share reversal of Lillie Rubin exit costs.

     For the fourth quarter of fiscal 2007, the Company is maintaining its guidance for net sales in the range of $81 million to $83 million, which compares to actual fourth quarter fiscal 2006 net sales of $83.6 million. Diluted earnings per share for the fourth quarter of fiscal 2007 are estimated in the range of $0.46 to 0.48 per diluted share, as compared to actual fourth quarter fiscal 2006 diluted earnings per share of $0.28.


STORE OPENING PLANS

     The Company continues to plan to open approximately ten new stores in fiscal 2007, five of which opened during the first quarter. During the second quarter the Company closed three stores. The Company plans to end the year with approximately 300 locations, increasing square footage by 3% to approximately 615,000 square feet.

CONFERENCE CALL

     Interested stockholders and other persons are invited to listen to the second quarter earnings conference call scheduled for today, Wednesday July 25, 2007 at 9:00 a.m. Eastern Time. To participate in Cache's conference call dial 800-936-9754 approximately five minutes prior to the 9:00am Eastern start time. The call will also be broadcast live over the Internet at HTTP://WWW.CACHE.COM. An online archive will be available immediately following the call and will be accessible until October 25, 2007.

ABOUT CACHE, INC.

     Cache is a nationwide, mall-based specialty retailer of sophisticated, social occasion sportswear and dresses targeting style-conscious women. Cache targets women between the ages of 25 and 45 who have a youthful attitude, are self-confident and fashion-conscious, and require a missy fit. We operate 294 Cache and Cache Luxe stores primarily situated in central locations in high traffic, upscale malls in 44 states, the Virgin Islands and Puerto Rico.


     Certain matters discussed within this press release may constitute forward-looking statements within the meaning of the federal securities laws. Although Cache, Inc. believes the statements are based on reasonable assumptions, there can be no assurance that these expectations will be attained. Actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation, ability to successfully open new stores, introduction of the Cache Luxe concept, dependence on management, dependence on vendors and distributors, reliance on foreign manufacturers, material weakness in our internal controls, industry trends, merchandise and fashion trends, competition, seasonality and changes in general economic conditions and consumer spending patterns, as well as other risks outlined from time to time in the filings of Cache, Inc. with the Securities and Exchange Commission.


                            Financial Tables Follow:

     For further information contact Thomas E. Reinckens, President, Chief Operating Officer, Cache, Inc., 1440 Broadway, New York, New York 10018, (212) 575-3246.

                          CACHE, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS




                                                                      June 30,              December 30,                July 1,
ASSETS                                                                  2007                    2006                     2006
                                                             --------------------     --------------------     --------------------
                                                                     (Unaudited)                                       (Unaudited)
Current assets:
   Cash and equivalents                                      $        16,466,000      $        19,363,000      $        35,578,000
   Marketable securities                                              49,546,000               42,094,000               20,426,000
   Receivables, net                                                    2,944,000                4,794,000                3,176,000
   Inventories                                                        32,215,000               34,829,000               30,147,000
   Prepaid expenses and other current assets                           6,734,000                7,217,000                6,570,000
                                                             --------------------     --------------------     --------------------
                Total current assets                                 107,905,000              108,297,000               95,897,000


Equipment and leasehold improvements, net                             49,544,000               50,450,000               50,781,000

Other assets                                                             457,000                  439,000                  434,000
                                                             --------------------     --------------------     --------------------

                Total assets                                 $       157,906,000      $       159,186,000      $       147,112,000
                                                             ====================     ====================     ====================


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                          $        10,844,000      $        11,702,000      $        11,569,000
   Accrued compensation                                                1,710,000                1,689,000                1,542,000
   Accrued liabilities                                                 9,120,000               11,515,000               13,420,000
                                                             --------------------     --------------------     --------------------
                Total current liabilities                             21,674,000               24,906,000               26,531,000


Other liabilities                                                     15,681,000               15,749,000               15,450,000
Deferred income taxes, net                                             1,779,000                2,068,000                1,926,000

Commitments and contingencies


STOCKHOLDERS' EQUITY


   Common stock                                                          163,000                  163,000                  158,000
   Additional paid-in capital                                         45,526,000               44,646,000               36,278,000
   Retained earnings                                                  73,083,000               71,654,000               66,769,000
                                                             --------------------     --------------------     --------------------
                Total stockholders' equity                           118,772,000              116,463,000              103,205,000
                                                             --------------------     --------------------     --------------------

                Total liabilities and stockholders' equity   $       157,906,000      $       159,186,000      $       147,112,000
                                                             ====================     ====================     ====================


                          CACHE, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                         FOR THE TWENTY-SIX WEEKS ENDED
                                   (Unaudited)




                                                                   June 30,                    July 1,
                                                                     2007                       2006
                                                             --------------------     --------------------

Net sales                                                    $       135,381,000      $       135,503,000

Cost of sales, including buying and occupancy                         72,456,000               71,024,000
                                                             --------------------     --------------------

Gross profit                                                          62,925,000               64,479,000
                                                             --------------------     --------------------

Expenses:
   Store operating expenses                                           49,631,000               44,725,000
   General and administrative expenses                                12,493,000                9,734,000
   Lillie Rubin exit costs                                                     0                5,662,000
                                                             --------------------     --------------------
                Total expenses                                        62,124,000               60,121,000
                                                             --------------------     --------------------

Operating income                                                         801,000                4,358,000


Other income:
   Interest income                                                     1,484,000                1,193,000
                                                             --------------------     --------------------

Income before income taxes                                             2,285,000                5,551,000

Income tax provision                                                     857,000                2,165,000
                                                             --------------------     --------------------


Net income                                                   $         1,428,000      $         3,386,000
                                                             ====================     ====================



Basic earnings per share                                                   $0.09                    $0.21
                                                                   ==============     ====================

Diluted earnings per share                                                 $0.09                    $0.21
                                                                   ==============     ====================



Basic weighted average shares outstanding                             16,289,000               15,781,000
                                                                   ==============           ==============

Diluted weighted average shares outstanding                           16,719,000               16,151,000
                                                                   ==============           ==============


                          CACHE, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                          FOR THE THIRTEEN WEEKS ENDED
                                   (Unaudited)




                                                                    June 30,                  July 1,
                                                                      2007                      2006
                                                             --------------------      -------------------

Net sales                                                    $        71,027,000      $        71,682,000

Cost of sales, including occupancy and buying costs                   37,092,000               36,385,000
                                                             --------------------     --------------------

Gross profit                                                          33,935,000               35,297,000
                                                             --------------------     --------------------

Costs and expenses
   Store operating expenses                                           25,616,000               22,671,000
   General and administrative expenses                                 7,028,000                4,910,000
   Lillie Rubin exit costs                                                     0                5,662,000
                                                             --------------------     --------------------
                                                                      32,644,000               33,243,000
                                                             --------------------     --------------------

Operating income                                                       1,291,000                2,054,000
                                                             --------------------     --------------------


Other income:
   Interest income                                                       758,000                  664,000
                                                             --------------------     --------------------

Income before income taxes                                             2,049,000                2,718,000

Income tax provision                                                     765,000                1,060,000
                                                             --------------------     --------------------


Net income                                                   $         1,284,000      $         1,658,000
                                                             ====================     ====================



Basic earnings per share                                                   $0.08                    $0.11
                                                             ====================     ====================

Diluted earnings per share                                                 $0.08                    $0.10
                                                             ====================     ====================



Basic weighted average shares outstanding                             16,296,000               15,785,000
                                                                  ==============           ===============

Diluted weighted average shares outstanding                           16,672,000               16,168,000
                                                                  ==============           ===============
